AMENDED ARTICLES OF INCORPORATION

                               OF

                GLOBAL DIGITAL INFORMATION, INC.


Pursuant to U.C.A. Section16-10a-1006, the following Articles of Amendment are executed by the undersigned, a Utah Corporation:

     1.   The Name of the Corporation is GLOBAL DIGITAL INFORMATION, INC.

     2.   The text of each Amendment as adopted is as follows:

      The name of the Corporation is changed to:   MASTERPIECE TECHNOLOGY GROUP,
                                                  INC.

     3. This Amendment does not provide for an exchange or cancellation of issued shares, and does not provide for reclassification of existing shares.

     4.   The date of adoption of the Articles of Amendment was June 2, 1999.

     5. These Articles of Amendment were adopted by the Board of Directors, and no shareholder action was required.

     6.   The Articles of Amendment will be effective upon filing.

Dated this _____ day of June, 1999.


GLOBAL DIGITAL INFORMATION, INC.
MASTERPIECE TECHNOLOGY GROUP, INC.


By:______________________________________
Name: Newell Crane
          Title:    President